UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2014

AMERICAN DG ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34493	04-3569304
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

 (781) 622-1120

(Registrant’s Telephone Number, Including Area Code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 20, 2014, a note exchange agreement, or the Note Exchange Agreement, to which American DG Energy Inc., or the Company, is a party was accepted by EuroSite Power Inc., or EuroSite Power, the Company’s majority owned subsidiary, pursuant to which the Company exchanged its 4% Senior Convertible Note Due 2015 in an aggregate principal amount of $1,100,000, originally issued on June 14, 2013, for a 4% Senior Convertible Note Due 2017 of like principal amount, or the New ADGE Note. The exchange took place as part of EuroSite Power’s exchange of an aggregate principal amount of $4,000,000 of its 4% Senior Convertible Notes Due 2015, or the Old Notes, for a like principal amount of 4% Senior Convertible Notes Due 2017, or the New Notes. Accrued but unpaid interest on the Old Notes will be treated as accrued interest under the New Notes.

Included among the investors exchanging their Old Notes for New Notes are: Bruno Meier, a director of EuroSite Power, in the amount of $250,000; Prime World Inc., a company controlled by Joan Giacinti, a director of EuroSite Power, in the amount of $300,000; Charles T. Maxwell, Chairman of the Board of Directors of the Company, in the amount of $250,000; and Nettlestone Enterprises Limited, a shareholder of both the Company and EuroSite Power, in the amount of $300,000.

The foregoing descriptions of the Note Exchange Agreement and the New ADGE Note are qualified in their entirety by reference to the full text of the Note Exchange Agreement and the New ADGE Note, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Noteholders Agreement

The holders of the Old Notes were subject to and entitled to the benefits of the 4% Senior Convertible Notes due 2015 Noteholders Agreement, dated June 14, 2013, or the Noteholders Agreement, and such agreement was amended by the Note Exchange Agreements. The Noteholders Agreement remains in effect as to the New Notes, except it has been amended to reflect the maturity of the New Notes as June 14, 2017; provide that the initial conversion rate of the New Notes is 1,667 shares of common stock per $1,000 principal amount of the New Notes, subject to adjustment; and eliminate the noteholders’ options to extend the Old Notes.

The foregoing description of the Noteholders Agreement is qualified in its entirety by reference to the full text of the Note Exchange Agreements, discussed above, and the Noteholders Agreement, as previously described in the Company’s Form 8-K dated June 18, 2013, each of which is incorporated by reference into this Item 1.01.

Registration Rights Agreement

The holders of the New Notes remain entitled to the benefits of a registration rights agreement dated June 14, 2013 by and among EuroSite Power and the noteholders named therein, including the Company, which was previously described in the Company’s Form 8-K dated June 18, 2013, and such description is incorporated by reference into this Item 1.01.

Guarantee

The Company guarantees, or the Guarantees, the New Notes on a subordinated basis. Among other things, the Guarantees provide that, in the event of EuroSite Power’s failure to pay principal or interest on a New Note, the holder of such note, on the terms and conditions set forth in the Noteholders Agreement, may proceed directly against the Company, as guarantor, to enforce the Guarantee without first proceeding against EuroSite Power.

The Company, as guarantor, shall be subrogated to all rights of the holders of the New Notes against EuroSite Power in respect of any amounts paid to a holder by the Company on account of such note pursuant to the provisions of the Guarantee and the Noteholders Agreement; provided, however, that the Company is not entitled to enforce, or to receive any payments based upon, such right of subrogation until the principal and interest on all of the New Notes is paid in full.

The Guarantees are subordinate and subject in right of payment to the prior payment in full of all Senior Guarantor Indebtedness, as such term is defined in the Noteholders Agreement, of the Company.

The foregoing description of the Guarantees is qualified in its entirety by reference to the full text of the Form of Guarantee, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Exhibit Descriptions
10.1	Note Exchange Agreement by and between the Company and EuroSite Power, dated February 20, 2014.
10.2	4% Convertible Note Due 2017 issued by EuroSite Power to the Company, dated February 20, 2014.
10.3	Form of Guarantee by the Company, dated June 20, 2014, attached to the Form of 4% Senior Convertible Note Due 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 25, 2014	AMERICAN DG ENERGY INC.

By: /s/ Jesse T. Herrick

Jesse T. Herrick, Chief Financial Officer